Harney Westwood & Riegels
3501 The Center
99 Queen's Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

23 January 2026

raymond.ng@harneys.com
+852 5806 7883
067907-0001-RLN

707 Cayman Holdings Limited
Harneys Fiduciary (Cayman) Limited
4th Floor, Harbour Place
103 South Church Street
P.O. Box 10240
Grand Cayman KY1-1002
Cayman Islands

Dear Sir or Madam

707 Cayman Holdings Limited (the *Company*)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the ***Commission***) under the United States Securities Act of 1933, as amended (the ***Securities Act***) (the ***Registration Statement***), relating to the offering and sale from time to time by the Selling Shareholder (as defined in the Registration Statement) of up to 48,750,360 class A ordinary shares with par value of US$0.001 each in the capital of the Company (the ***ELOC Shares***) pursuant to the ELOC Purchase Agreement (as defined in the Registration Statement).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1 **Existence and Good Standing.** The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2 **Authorised Share Capital.** Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$500,000 divided into 500,000,000 shares of a par value of US$0.001 each, comprising (a) 400,000,000 class A ordinary shares of a par value of US$0.001 each and (b) 100,000,000 class B ordinary shares of a par value of US$0.001 each.

3 **Valid Issuance of ELOC Shares**. The ELOC Shares to be offered and sold by the Selling Shareholder from time to time as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the ELOC Shares will be validly issued, fully paid and non-assessable, and there will be no further obligation of the holders of any of the ELOC Shares to make any further payment to the Company in respect of such ELOC Shares.

4 **Cayman Islands Law.** The statements under the caption "Enforceability of Civil Liabilities" and "Description of Share Capital" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading "Enforceability of Civil Liabilities" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1 A copy of the certificate of incorporation dated 2 February 2024;

2 A copy of the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 19 December 2025 (the ***M&A***);

3 A copy of the register of directors of the Company provided to us on 8 December 2025;

4 Copies of the executed unanimous written resolutions of the board of directors of the Company dated 20 November 2025 and 9 December 2025 (the ***Resolutions***);

5 A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies dated 21 January 2026;

6 A copy of the certificate from a director of the Company dated 22 January 2026, a copy of which is attached hereto (the ***Director's Certificate***);

7 The Register of Writs and Other Originating Process in the Grand Court of the Cayman Islands via a digital system made available through the Grand Court of the Cayman Islands conducted on 21 January 2026; and

8 A copy of the Registration Statement filed with the Commission on or about the date of this opinion.

(1 to 7 above are the ***Corporate Documents***, and 1 to 8 above are the ***Documents***).

SCHEDULE 2

Assumptions

1 **Authenticity of Documents.** Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2 **Corporate Documents.** All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3 **Director's Certificate**. The contents of the Director's Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director's Certificate that will in any way affect this opinion.

4 **No Steps to Wind-up**. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company's property or assets.

5 **Resolutions.** The Resolutions remain in full force and effect.

6 **Unseen Documents.** Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1 **Foreign Statutes.** We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2 **Commercial Terms.** Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3 **Meaning of Non-Assessable.** In this opinion the phrase ***non-assessable*** means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4 **Good Standing.** The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

Annex

Director's Certificate

707 Cayman Holdings Limited
incorporated in the Cayman Islands
Company No. 407117
(the ***Company***)

DIRECTOR'S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the ***Legal Opinion***). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1 Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2 I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3 I, the undersigned, confirm in relation to the Company that:

(a) the second amended and restated memorandum and articles of association adopted by a special resolution of the Company passed on 19 December 2025 remain in full force and effect and are otherwise unamended;

(b) the unanimous written resolutions of the board of directors dated 20 November 2025 and 9 December 2025 were executed by all the director(s) in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c) there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the ELOC Shares or otherwise performing its obligations under the Registration Statement (as defined in the Legal Opinion).

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[*Signature page to follow*]

Name: Cheung Lui
Director

Date: 22 January 2026